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                                                                   Exhibit 23.1



                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the InterVoice-Brite, Inc. 1999 Stock Option Plan of our report dated April 7, 1999, except for Note 0, as to which the date is April 27, 1999, with respect to the consolidated financial statements and schedule of InterVoice-Brite, Inc. included in its Annual Report on Form 10-K/A (Amendment No. 2) for the year ended February 28, 1999, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP

October 13, 1999
Dallas, Texas